EXHIBIT 10.8 (a)

                          ADVISORY AGREEMENT


           Advisory Agreement is made and entered into as of November 1,
1995, by and between   FAMILY BARGAIN CORPORATION, a
Delaware corporation (the "Company") and H. JURGEN SCHLICHTING
("Advisor").

                             W I T N E S S E T H:


          WHEREAS, the Company has agreed to retain the Advisor as
provided in this   Agreement; and

          WHEREAS, the Advisor has agreed to render the advisory services
herein provided   and to be bound by the non-competition and other
provisions set forth herein;

          NOW, THEREFORE, for and in consideration of the premises and
intending to be   legally bound, the parties agree as follows:

          1.   Engagement and Scope of Service.

          The Company hereby engages Advisor, and Advisor hereby accepts
this engagement   from the Company as a strategic and financial advisor to
the Company to provide advisory and   consulting services to the Company
and agrees to perform the reasonable duties requested of him in such capacity in good faith and with reasonable diligence; such requested duties
being those duties which are,   from time to time, established and
designated and communicated to Advisor by the Chairman, Vice
Chairman or President of the Company, during the term of this Agreement.
Such duties shall initially include coordinating and negotiating strategic financial matters of the Company (including its subsidiaries) and participating in negotiations and discussions with the Company's
commercial and   investment bankers and other financing sources of the
Company (including its subsidiaries) and   coordinating the provision of
professional services to the Company and its subsidiaries and negotiating
the cost of such services.         The parties will use their best efforts to
cause the Advisor to be elected to the Board of   Directors of the Company
and, if elected, to serve as the Chairman of a Finance Committee of the
Board   of Directors.

     In the event that the Advisor ceases to serve as an advisor to the
Company pursuant to this or   any other written agreement with the
Company, Advisor hereby agrees to resign from the Board of   Directors of
the Company, and of each subsidiary of the Company of which he is a
director, effective   upon the end of the term of engagement hereunder or
under such other agreement, and promptly upon   such termination shall
submit such resignations in writing to the Secretary or President of the
Company;   provided, however, that such resignations shall be effective
immediately upon the end of the term of   engagement hereunder whether
or not such written resignations are received by the Company.

           2.   Place of Engagement.

           The required duties of Advisor under this Agreement shall
principally and primarily be   performed by Advisor at the Company's
executive offices in New York City, and incidentally and   secondarily shall
be performed by Advisor at such other place or places to which the
Company may,   from time to time, reasonably request Advisor to travel in
connection with the duties of Advisor under   this Agreement.

           3.   Time to be Devoted to Business.

           Advisor shall devote such time to the performance of his duties
hereunder as is   necessary to properly perform such duties.

           4.   Term of Engagement.

           The term of engagement of Adviisor by the Company shall
commence on the date hereof,   and shall terminate on the first anniversary
of such date unless sooner terminated in accordance with Section 6, below.

            5.   Compensation.

            The Company agrees to pay or cause to be paid to Advisor, for all
of Advisor's services   hereunder, and Advisor agrees to accept in full
compensation therefor, the following:

                  A. Base Compensation. Advisor's compensation shall be $100,000 per annum during the term hereof ("Base Compensation"), payable monthly, on the first day of each month in advance.

                  B.   Bonus. In the event that the Advisor introduces the
Company (or its   subsidiaries) to an acquisition target ("Target") or source
of financing ("Target/Financing Source"),   either for new financing or to
replace existing financing, for the Company or any of its subsidiaries, or to the buyer of all or a material portion of the assets or stock of the
Company ("Buyer"), and the   Company or any of its subsidiaries acquires
the stock or assets of the Target, or any material portion     thereof, enters
into an agreement with the Financing Source, or sells assets to such Buyer during the term hereof or within one year following the term hereof pursuant to which financing is received, Advisor shall receive a fee equal to:

          (1) in the case of a new financing (financing which is not in replacement of existing financing, such as a revolving line of credit), a one-time fee equal to 2% of the net proceeds to the Company (and its subsidiaries) from such financing; and

                    (2) in the case of replacement financing (financing which is in replacement of existing financing, such as a revolving line of credit, which is being terminated or repaid), 1% of the net savings to the Company
(and its subsidiaries, on a consolidated basis) (after deducting all incremental fees payable by the Company which are attributable to such replacement financing), payable semi-annually in arrears over the term of such replacement financing (but in no event longer than three years from the commencement of such financing) based on the net savings realized by the Company and its subsidiaries in the preceding six months;

                    (3) in the case of an acquisition of stock or assets by the Company or any of its subsidiaries in which the Target is introduced to the Company by the Advisor, 3% of the purchase price paid by the Company payable upon the closing (if the purchase price is paid by the Company at the Closing), with the same percentage of the portion of the purchase price payable after the closing to be payable semi-annually in arrears to Advisor based on payments made by the Company in the preceding six months; and

              (4) in the case of a sale of a material portion of the stock or assets of the Company in which the Buyer is introduced to the Company by the Advisor, 3% of the purchase price paid by the Buyer payable (in the same proportions of cash, stock or other property as make up the purchase price) upon the closing (if the purchase price is paid by the Buyer at the Closing), with the same percentage of the portion of the purchase price payable after the closing to be payable semi-annually in arrears to Advisor based on payments made by the Buyer in the preceding six months; and provided, however, that the aggregate annual compensation to Advisor (including both base and bonus compensation) in any given period of this Agreement shall not exceed the average annual compensation of the three highest paid executives of Family Bargain in such period (the "FBC
Average"); provided, however, that the total fees payable in any annual
period pursuant to Sections   5.B(2), 5.B(3) and 5.B(4) for replacement
financings, acquisitions or sales consummated in a prior   period shall not
exceed the difference between (i) the Base Compensation plus fees earned
pursuant to   Section 5.B(1) in such period and (ii) the FBC Average for
the earliest annual period in which such any   of such replacement
financings, acquisitions or sales were consummated.

                       C.   Other Benefits.  Advisor shall not be entitled to
participate in any of   the Company's health, medical or other benefit plans.

                       D. Miscellaneous Expenses. The Company shall promptly reimburse Advisor for all reasonable and necessary expenses incurred or paid by Advisor, and approved by the Chairman, Vice Chairman or President of the Company, upon delivery to the Company of proper evidence of such expenses.

                        E. Directors Insurance and Indemnity. The Company agrees to secure and maintain directors liability insurance. The Company agrees to indemnify Advisor, to the full extent permitted by law, if he is or was threatened to be made a party to any suit or action by reason of the fact that he is or was a director or Advisor of the Company, against all expenses, judgments and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or action.

            6.   Termination of Engagement.

A.   This Agreement may be terminated, as follows:

                    (1) At any time when the Company and Advisor shall mutually agree, in writing, to the termination of this Agreement;

                    (2) At the option of the Company, if Advisor (i) materially defaults in the performance of his duties under this Agreement and fails to cure such default within ten (10) days after written notice thereof by the Company to Advisor, (ii) is convicted of (or confesses to) a felony for which a prison term of three months or more may be imposed in the applicable jurisdiction, or (iii) has committed an act of fraud, misappropriation of funds or embezzlement, then, in addition to any other remedies available to the Company under law, in equity or under this
Agreement, the Company shall have the right to immediately terminate the Advisor's engagement hereunder "for cause" without any further liability or obligation to the Advisor hereunder other than its obligation to pay accrued but unpaid Base Compensation and expenses as of the date of termination.
Advisor shall promptly notify the Company in writing immediately following the occurrence of any of the events set forth in subparts (ii) and
(iii) of this Section 6.A.(2); or   (3)  At the option of Advisor if the
Company materially defaults in the performance under this Agreement and fails to cure such default within ten (10) days after written notice thereof by the Advisor to the Company.

                 B. In the event of termination of this Agreement as herein provided, Advisor's Base Compensation hereunder shall be prorated to the effective date of such termination, unless Advisor terminates this Agreement pursuant to Section 6.A(3) above.

            7.   Restrictive Covenants.

                       A. Restrictive Covenant. During the term of this Agreement and for a period of two years, after the termination of this Agreement (collectively, the "Noncompete Period"), the Advisor shall not engage, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, anywhere within the States of California, Oregon, Washington, Nevada, Texas, New
Mexico, or Arizona (the "Restricted Territory") in the retail apparel or housewares business (the "Industry"), and the Advisor shall not be the
owner of more than 5% of any   other ownership interest in any
corporation, partnership or other business enterprise, nor shall the
Advisor be an employee or consultant to any corporation, partnership or
other business enterprise, in any   entity which, in any of the circumstances
referred to in this sentence operates in the Industry within the   Restricted
Territory.

                      B.   Nonsolicitation.  During the Noncompete Period, the
Advisor agrees   that he will not, either directly or indirectly, through any person, firm, association or corporation with which he is now or may hereafter become associated, solicit or contact for the purpose of soliciting any customers of the Company with respect to Industry business, if any
such customers or other persons   conduct Industry business in whole or in
part within the Restricted Territory and if the Advisor has had   any contact
for the purpose of soliciting Industry business with such customer while the Advisor was employed as an employee (prior to the term of this Agreement) by the Company.

            C.   No-Hire.  During the Noncompete period, the Advisor agrees
that he   will not, either directly or indirectly, through any person, firm,
association or corporation with which he   is now or may hereafter become
associated, cause or induce any present or future employee of the
Company to leave the engage or employment of the Company to accept
employment with the Advisor   or with such person, firm, association or
corporation.
            D.   Enforceability; Waiver.  The foregoing covenants of the
Advisor shall   not be held invalid or unenforceable because of the scope of
the territory or actions subject thereto or   restricted thereby, or the period
of time within which such covenants are operative; but any judgment of   a
court of competent jurisdiction relative to granting injunctive relief may
define the maximum territory   and actions subject to and restricted by this
Agreement and the period of time during which such   agreement is
enforceable.  Whenever possible, each term, phrase, clause, paragraph,
restriction, covenant   and agreement contained in this Agreement shall be
interpreted in such a manner as to be effective and   valid under applicable
law.  However, except as set forth in the first sentence of this Section D, in
case   any such term, phrase, clause, paragraph, restriction, covenant or
agreement shall be held to be invalid   or unenforceable, the same shall be
deemed, and it is hereby intended and agreed that same are meant   to be,
several and shall not defeat or impair the remaining provisions hereof.  A
waiver by either the   Company or Advisor of any breach of this Agreement
by the other party or any waiver of any duties   imposed upon such other
party hereunder or by law shall not be construed as a waiver by the
Company   or Advisor of any of either such party's rights pursuant to this
Agreement for any subsequent or   continuing breach of this Agreement or
of any of the duties, obligations or agreements herein contained   or
imposed by law.

            E.   Non-Disclosure.  The Advisor shall not, at any time during the
term   of this Agreement, or thereafter, directly or indirectly disclose or
furnish to any other person, firm or   corporation, except in the course of
the proper performance of his duties hereunder (a) any information relating to any process, technique or procedure used by the Company or
any of its subsidiaries which is   not, specifically, a matter of public
knowledge; or (b) any information relating to the operations or   financial
status of the Company or any of its subsidiaries (including, without
limitation, all financial data   and sources of financing), which information
is not specifically a matter of public knowledge; or (c) any   information of
a confidential nature obtained as a result of his present or future
relationship with the   Company, which information is not specifically a
matter of public knowledge; or (d) the name, address   or other information
relating to any customer or supplier of the Company or any of its
subsidiaries; or   (e) any other trade secrets of the Company or any of its
subsidiaries.  Promptly upon the expiration or   termination of this
Agreement hereunder for any reason, the Advisor shall surrender to the
Company all   documents, drawings, work papers, lists, memoranda,
records and other data (including all copies)   constituting or pertaining in
any way to any of the foregoing information.

          F.   Representations of the Advisor.   The Advisor represents and
warrants   to and agrees with the Company that (i) the Advisor has the
right, power and authority to enter into and   perform this Agreement, (ii)
such covenant is not oppressive to the Advisor in any respect, (iii) the Advisor has carefully read this Agreement and understands the terms and provisions hereof.

            G.   Excluded from the restrictions under Sections 7.A and B.
above is   Advisors' position as Chairman of the Board of Pergament Home
Centers, Inc., Melville, New York, and   of WesTek, Inc., Columbia, North
Carolina.


                        8.   General Provisions.

            A.   Notices.  Any notice or other communication given or made
under or   pursuant to this Agreement shall be in writing and may be
delivered to the relevant party or sent by   registered or certified mail,
return receipt requested, postage prepaid, or sent by telex or facsimile transmission (with follow-up notice sent immediately by registered or
certified mail) addressed to such   party at such party's address below or
such other address as any party may hereafter designate for notice purposes. Any notice delivered by letter shall be deemed to have been
given seventy-two hours after the   mailing of such notice and if by
personal delivery, telex or facsimile transmission, when respectively delivered or transmitted.

            B.   Other Agreements.  This Agreement constitutes the entire
agreement   of the parties hereto relative to the subject matter hereof,
expressly superseding all prior understandings,   commitments and
agreements other than those expressly referred to in this Agreement,
whether written   or oral, between the Company and Advisor.

            C.   Governing Law.  This Agreement shall be governed by and
construed   in all respects in accordance with the internal local laws of the
State of New York and the United States.

            D.   No Waiver.  The failure of either party to insist in any one or
more   instances upon the performance of any of the terms or conditions of
this Agreement shall not be   construed as a waiver or relinquishment of
any right granted hereunder or of the future performance of   any such
term, covenant or condition, and the obligations of either party with
respect thereto shall   continue in full force and effect.

            E.   Severability.  If any provision of this Agreement or the
application   thereof to any person or circumstance shall be invalid or
unenforceable to any extent, the remainder of   this Agreement and the
application of such provisions to other persons or circumstances shall not
be   affected thereby and shall be enforced to the greatest extent permitted by law.

            F.   Terminology.  All personal pronouns used in this Agreement,
whether   used in the masculine, feminine or neuter gender shall include all
other genders; the singular shall include   the plural and vice versa.  Titles
of sections and paragraphs are for convenience only and neither limit   nor
amplify the provisions of this Agreement itself.

            G.   Binding Agreement.  This Agreement shall inure to the benefit
of and   be binding upon the undersigned parties and their respective heirs,
executors, successors and assigns.    Whenever in this instrument, a
reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party.

               H.   No Third Party Beneficiary.   Any agreement to pay any
amount and   any assumption of liability herein contained, express or
implied, shall be only for the benefit of the   undersigned parties and their
respective heirs, executors, successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligee of any
indebtedness or any other party   whomsoever, it being the intention of the
undersigned that no one shall be deemed to be a third party   beneficiary of
this Agreement.

            I.   Independent Contractor.  The Advisor is retained and engaged
by the   Company only for the purposes and to the extent set forth in this
Agreement, and the Advisor's relation   to the Company shall, during the
term of this Agreement, be that of independent contractor and not that   of
an employee.  In rendering his services hereunder, the Advisor shall not,
without the prior written   consent of the Company, represent that he has
the right or authority to bind the Company in any respect.

                       J.   Remedies.  The parties agree that any remedy at
law for any actual or   threatened breach of this Agreement by either party
would be inadequate and that the non-breaching   party shall be entitled to
specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or
order as may be entered into by   a court of competent jurisdiction in
addition to any damages that the prevailing party may be legally   entitled
to recover together with reasonable expenses of litigation, including
reasonable attorneys' fees   incurred by the prevailing party in connection
therewith, as may be approved by such court, and the   parties further agree
to waive any requirements for the securing or posting of any bond in
connection   with the obtaining of any such injunctive or equitable relief.

                 This Agreement is executed in multiple counterparts, one copy
of which is to be retained   by each party hereto and each copy of the
executed counterparts shall be deemed an original.

                  IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the   day and year first set forth above.

                              "COMPANY":

                              FAMILY BARGAIN CORPORATION
                              a Delaware Corporation


                              By: John Selzer
                              Name: John Selzer
                              Title:President

                              Address:  315 East 62nd Street
                              New York, NY 10021

                              "Advisor"

                              H. Jurgen Schlichting

                              Address:  8 East 76th Street
                                     New York, NY 10021